Calculation of Filing Fee Tables
S-8
STANDEX INTERNATIONAL CORP/DE/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $1.50 par value per share	Other	450,000	$ 165.02	$ 74,259,000.00	0.0001531	$ 11,369.05
Total Offering Amounts:						$ 74,259,000.00		$ 11,369.05
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,369.05
Offering Note
[1]	(1) The Form S-8 registration statement to which this Exhibit 107 is attached registers an additional 450,000 shares of common stock, par value $1.50 per share, of Standex International Corporation (the "Company") for offer and sale pursuant to the Company's 2018 Omnibus Incentive Plan (the "Plan"), together with additional shares of Common Stock which may become issuable under the Company's 2018 Omnibus Incentive Plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 426(a) and (b) under the Securities Act of 1933. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The offering price and registration fee are based on a price of $165.02 per share, which price is the average of the high and low prices for the common stock, as reported on the New York Stock Exchange on July 31, 2025, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A